UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RICE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	83-2867266
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

102 East Main Street, Second Story

Carnegie, Pennsylvania 15106

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	The New York Stock Exchange
Class A Common stock, par value $0.0001 per share	The New York Stock Exchange
Warrants, exercisable for one share of Class A common stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249340

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

The class of securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase Common Stock of Rice Acquisition Corp., a Delaware corporation (the “Registrant”).

A description of the units, Common Stock and warrants to purchase Common Stock is set forth under the captions “Summary” and “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-249340), originally filed with the Securities and Exchange Commission on October 6, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities included in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-249340), filed with the Securities and Exchange Commission on October 6, 2020).
3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-249340), filed with the Securities and Exchange Commission on October 15, 2020).
3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-249340), filed with the Securities and Exchange Commission on October 6, 2020).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249340), filed with the Securities and Exchange Commission on October 15, 2020).
4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249340), filed with the Securities and Exchange Commission on October 15, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249340), filed with the Securities and Exchange Commission on October 15, 2020).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant and Opco (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249340), filed with the Securities and Exchange Commission on October 15, 2020).
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant and Opco (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249340), filed with the Securities and Exchange Commission on October 15, 2020).
10.2	Form of Registration Rights Agreement among the Registrant, sponsor and the other parties thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249340), filed with the Securities and Exchange Commission on October 15, 2020).
10.3	Form of Amended and Restated Limited Liability Company Agreement of Opco (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249340), filed with the Securities and Exchange Commission on October 15, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RICE ACQUISITION CORP.

Date: October 21, 2020
	By:	/s/ Daniel Joseph Rice, IV
	Name:	Daniel Joseph Rice, IV
	Title:	Chief Executive Officer

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